Exhibit 5.j

CANNIZZO, ORTIZ Y ASOCIADOS, S.C.

Moliere 39, Piso 11

11560 México, D.F.

Tel. (52) 5281-2620

Fax (52) 5280-4467 5282-0553

5282-0524

September 3, 2003

Zeller Plastik de México, S.A. de C.V.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

To the Parties Listed

On Schedule I hereto

Ladies and Gentlemen:

Re:  Form S-4 Registration Statement (Reg. No. 333-105552)

We have acted as special counsel to Zeller Plastik de México, S.A. de C.V., a Mexican corporation ( “Zeller”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-105552) originally filed by Crown European Holdings (“CEH”) and the other registrants, including Zeller, named therein (the “Guarantors”) on May 23, 2003 with the Securities and Exchange Commission of the United States under the applicable U.S. securities laws, and as subsequently amended by an amendment to be filed today (the “Registration Statement”), for the purpose of registering the issuance by CEH of up to an aggregate principal amount of (i) $1,085,000,000 of CEH’s 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) €285,000,000 of CEH’s 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) $725,000,000 of CEH’s 10 7/8% Third Priority Senior Secured Notes due 2013 (the “New Notes”) and the guarantees thereof by the Guarantors (the “New Guarantees”) under the applicable U.S. securities laws. The New Notes are to be issued in exchange for an equal aggregate principal amount of CEH’s outstanding (i) 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) 10 7/8% Third Priority Senior Secured Notes due 2013, respectively (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among CEH, Zeller, the other Guarantors, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated and Jefferies & Company, Inc. incorporated by reference as Exhibits 4.k and 4.l to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Second Priority Notes Indenture and the Third Priority Notes Indenture (the “Indentures”), dated as of February 26, 2003, by and among CEH, Zeller, the Guarantors and Wells Fargo Bank Minnesota, National Association as trustee (the “Trustee”), incorporated by reference as Exhibits 4.m and 4.p to the Registration Statement. The Indentures are to be qualified under the applicable U.S. Laws.

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Guarantor), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photo static or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Guarantor.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to execute, deliver and perform the Indentures and the New Guarantees of the Guarantor.

2.	The execution, delivery and performance of the New Guarantees of the Guarantor have been duly authorized by the Guarantor.

3.	The Guarantor has duly executed and delivered the Indentures.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Very truly yours,

CANNIZZO, ORTIZ Y ASOCIADOS S.C.

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